UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

Synergy Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement

On November 14, 2011, Synergy Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with certain accredited investors for the sale of  2,657,882 units (the “Units”) of the Company in a private placement (the “Offering”), each unit consisting of one share of common stock and one warrant to purchase one share of common stock (the “Warrant”).  The gross proceeds to the Company from the sale of the Units was  $5,648,000.  The purchase price paid by the investors was $2.125 per Unit.  The Warrants expire after five years and are exercisable at $2.75 per share.  In connection with the private placement, the Company paid $26,400 and issued 155,500 units to various selling agents.  The above description of the SPA and Warrant is qualified in its entirety by reference to the form of SPA and Warrant, which is filed as Exhibit 10.1 and 4.1, respectively, hereto and is incorporated herein by reference.

In connection with the offer and sale of securities to the investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Item 3.02                               Unregistered Sales of Equity Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

Item 9.01.                            Financial Statements and Exhibits.

	(d)	Exhibits.

4.1		Form of Warrant.

10.1		Form of Securities Purchase Agreement.

99.1		Press Release of Synergy Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011

SYNERGY PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer